UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2009

KAHZAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146344	26-0687353
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 SOUTH FEDERAL HWY. SUITE 100 BOCA RATON, FL		33432
Address of principal offices		Zip Code

Registrant’s telephone number including area code:   561-549-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 1.01.           Entry Into A Material Definitive Agreement

On December 23, 2009, the Registrant entered into an Agreement to acquire 100% of the capital stock of TeCOUP.com, LLC, a Tennessee Limited Liability Company, in exchange for 2,000,000 Shares of the Registrant’s Common Stock.  The Agreement is subject to the completion of an audit of the financial statements of TeCOUP as well as final approval by the Boards of Directors of both parties.   The transaction is expected to close on or before January 15, 2010.

Nashville-Based TeCOUP, provides SMS Text Coupon Messaging through its patient-pending delivery services. This technology provides their clients access to the next-generation of advertising, text messaging directly to target markets’ cell phones.

Kahzam, Inc. is developing and offering a comprehensive platform of next-generation online search and portal services. The Kahzam platform features fully integrated multimedia content, social networking, e-commerce and advertising that can be customized to meet the diverse needs of individual Associations, Affinity Groups and other similar organizations, as well as their millions of individual members. The company is headquartered in Boca Raton, FL with additional offices in Phoenix, AZ and plans to establish offices in New York City, Los Angeles, Washington, D.C. and Chicago.

Kahzam maintains a vast index of Web sites and other online content that is freely available via the search engine to all Internet users. This automated search technology helps anyone obtain nearly instant access to relevant information from our extensive index.

Exhibit Index

Number	Description
99.1	AGREEMENT FOR PURCHASE AND SALE OF STOCK AND PLAN OF REORGANIZATION

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:                      December 28, 2009
KAHZAM, INC.

By:/s/ J. FRANKLIN BRADLEY
J. FRANKLIN BRADLEY
President